Exhibit 8.1

List of subsidiary companies

At 31 December 2016

The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 33 to the 2016 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

Company and country	Principal	Class of	Proportion	Group
of incorporation	activities	shares held	of class	interest
			held
			%	%
Australia
Australian Coal Holdings Pty. Limited	Holding company	AUD A shares	100	100
Hamersley Holdings Limited	Holding company	AUD A Class Ordinary shares	100	100
North IOC Holdings Pty Ltd	Holding company	AUD Ordinary shares	100	100
North Limited	Holding company	AUD Ordinary shares	100	100
Pacific Aluminium Pty. Limited	Holding company	AUD Ordinary shares	100	100
Peko-Wallsend Pty Ltd	Holding company	AUD Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	AUD Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	AUD Ordinary shares	100	100
Rio Tinto Investments One Pty Limited	Holding company	AUD Ordinary shares	100	100
Rio Tinto Investments Two Pty Limited	Holding company	AUD Ordinary shares	100	100
Robe River Limited	Holding company	AUD Ordinary shares	100	100

Bermuda
North IOC (Bermuda) Holdings Limited	Holding company	US$1.00 Ordinary shares	100	100
North IOC (Bermuda) Limited	Holding company	US$1.00 Ordinary shares
		US$100,000.00 Preferred shares	100	100
	US$143.64 Class A Ordinary shares (US$143.64126903)		100	100
			100	100
QIT Madagascar Minerals Ltd.	Holding company	US$1.00 Ordinary shares	100	100

Canada
46117 Yukon Inc.	Holding company	CAD Common shares	100	100
		CAD Preferred shares	100	100
535630 Yukon Inc	Holding company	CAD Common shares	100	100
		CAD Preferred shares	100	100
7999674 Canada Inc.	Holding company	CAD Common shares	100	100
Rio Tinto Canada Inc	Holding company	CAD Class B shares	100	100
		CAD Class C shares	100	100
		CAD Class D shares	100	100
		CAD Class J shares	100	100
		US$ Class K shares	100	100
Rio Tinto Diamonds and Minerals Canada Holdings Inc.	Holding Company	CAD Class A shares	100	100
		CAD Class B shares	100	100
		CAD Class C shares	100	100
		CAD Class P1 Preferred shares	100	100

Namibia
Skeleton Coast Diamonds Limited	Holding company	NAD 2.00 Ordinary shares	100	100

Netherlands
Rio Tinto Eastern Investments B.V.	Holding company	€453.78 Ordinary shares	100	100

South Africa
Richards Bay Titanium Holdings (Proprietary) Limited	Holding company	ZAR1.00 A Ordinary shares	100	100
		ZAR1.00 B Ordinary shares	100	100
Richards Bay Titanium (Proprietary) Limited	Holding company	ZAR 0.01 B Ordinary shares	100	100
		ZAR0.01 B Preference shares	100	100
		ZAR0.01 BHP Billiton Preference shares	100	100

United Kingdom
Rio Tinto European Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Finance plc	Finance company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100
Rio Tinto Finance (USA) plc	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto International Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Namibian Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Overseas Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100
Rio Tinto Simfer UK Limited	Holding company	US$1.00 Ordinary shares	100	100
Rio Tinto Western Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100

United States of America
Rio Tinto America Holdings Inc.	Holding company	US$0.01 Class A Common shares	100	100
		US$100.00 Series A Preferred Stock	100	100
Rio Tinto America Inc.	Holding company	US$100.00 Common shares	100	100
Rio Tinto Minerals Inc.	Holding company	US$0.01 Common shares	100	100